As of December 31, 2012, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP BASIC MATERIALS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
34.80%

PROFUND VP PHARMACEUTICALS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
36.55%

PROFUND VP SMALL-CAP
WRL SERIES ANNUITY ACCT - LIFE CLASS E
89.99%

PROFUND VP NASDAQ-100
WRL SERIES ANNUITY ACCT - LIFE CLASS E
25.80%

PROFUND VP BIOTECHNOLOGY
NATIONWIDE LIFE INSURANCE COMPANY
25.53%

PROFUND VP TECHNOLOGY
LINCOLN NATIONAL LIFE INS CO     39.17%

PROFUND VP ULTRASMALL-CAP
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
27.30%

PROFUND VP INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
59.31%

PROFUND VP SHORT INTERNATIONAL
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
53.63%

PROFUND VP U.S. GOVERMENT PLUS
WRL SERIES ANNUITY ACCOUNT - LIFE CLASS E
27.39%

PROFUND VP RISING RATES OPPORTUNITY
ING USA ANNUITY AND LIFE INSURANCE CO
27.13%

PROFUND VP  SHORT SMALL-CAP
WRL SERIES ANNUITY ACCT - LIFE CLASS E
26.15%

PROFUND VP DOW 30
SUNLIFE INSURANCE COMPANY OF CANADA- US
93.95%

PROFUND VP SHORT DOW 30
AMERITAS LIFE INSURANCE CORP.
26.93%


As of December 31, 2012, the following
persons or entities no longer own
more than 25% of a funds voting security.

PROFUND VP BIOTECHNOLOGY
AXA EQUITABLE LIFE INSURANCE COMPANY SA 49
22.05%

PROFUND VP EUROPE 30
ING USA ANNUITY AND LIFE INSURANCE CO 19.27%

PROFUND VP DOW 30
MIDLAND NATIONAL LIFE INSURANCE COMPANY 3.96%